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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We hereby consent to the use in this Registration Statement of Styleclick, Inc. on Form S-4 (Amendment No. 3) of our report, dated March 16, 1999 (except for Note 11, as to which the date is May 19, 1999), relating to the financial statements of Styleclick.com Inc. (formerly ModaCAD, Inc.) and the financial statement schedule in Exhibit 99.4. We also consent to the reference to our Firm under the caption "Experts" and in the headnote under "Old Styleclick Selected Historical Financial Data" in the prospectus, which is part of this Registration Statement.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
June 22, 2000